CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’ of
SusGlobal Energy Corp.

We consent to the use in this Registration Statement on Form S-4 of SusGlobal Energy Corp. of our report dated March 27, 2017, with respect to our audits of the consolidated financial statements of SusGlobal Energy Corp. as of December 31, 2016 and 2015.

We also consent to the reference to our firm under the captions “Experts” in this Registration Statement.

/s/ SF Partnership, LLP

Chartered Professional Accountants

Toronto, Ontario
April 5, 2017